Exhibit 10.2

OMNIBUS AMENDMENT TO

RESTRICTED SHARE AWARD AGREEMENTS OF
CTO REALTY GROWTH, INC.

This Omnibus Amendment (this “Amendment”) is dated to be effective as of July 1, 2022, and has been approved by the Compensation Committee of the Board of Directors of CTO Realty Growth, Inc., a Maryland corporation (the “Company”), pursuant to Section 4(i) of the Third Amended and Restated CTO Realty Growth, Inc. 2010 Equity Incentive Plan, as may be amended from time to time (the “Plan”).  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.

RECITALS:

WHEREAS, prior to the date hereof, the Company issued, pursuant to certain Restricted Share Award Agreements (each, an “Award Agreement” and collectively, the “Award Agreements”) to each of the officers of the Company named on Exhibit A hereto (each, a “Grantee” and, collectively, the “Grantees”) the number of Restricted Shares specified in each Grantee’s applicable Award Agreements;

WHEREAS, pursuant to Section 4(i) of the Plan, the Committee shall have the authority, in its sole and absolute discretion, to modify or amend each Award, provided that no modification or amendment of an Award shall impair the rights of the Grantee unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company;

WHEREAS, this Amendment does not impair the rights of the Grantees; and

WHEREAS, the Company desires to amend certain vesting provisions of the Grantees’ Award Agreements on the terms and conditions as set forth in this Amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Company hereby amends the Grantees’ Award Agreements as follows:

Section 1.Amendments.

a.Amendments to Section 3. Section 3 of each Award Agreement is hereby amended and restated in its entirety as follows:

“3. Qualifying Termination.

(a) Notwithstanding anything herein to the contrary, upon the occurrence of a “Qualifying Termination” (as defined below), the restrictions on all of the Awarded Shares granted pursuant to this Agreement will expire, and all of the Awarded Shares will become transferable and nonforfeitable on the date of such Qualifying Termination.

(b) “Cause” shall have the meaning ascribed to such term in Grantee’s employment or similar agreement with the Company; provided, that if Grantee is not a party to such an agreement with the Company, then “Cause” shall mean (i) Grantee’s arrest or conviction for, plea of nolo contendere to, or admission of the commission of, any act of fraud, misappropriation, or embezzlement, or a criminal felony involving dishonesty or moral turpitude; (ii) a breach by Grantee of any material provision of this Agreement or any employment or similar agreement, provided that Grantee is given reasonable notice of, and a reasonable opportunity to cure within thirty (30) days of such notice (if such breach is curable), any such breach; (iii) any act or intentional omission by Grantee involving dishonesty or moral turpitude; (iv) Grantee’s material failure to adequately perform his or her duties and responsibilities as such duties and responsibilities are, from time to time, in the Company’s discretion, determined and after reasonable notice of, and a reasonable opportunity to cure within thirty (30) days of such notice (if such breach is curable), any such breach; or (iv) any intentional independent act by Grantee that would cause the Company significant reputational injury.

(c) “Good Reason” shall have the meaning ascribed to such term in Grantee’s employment or similar agreement with the Company; provided, that if Grantee is not a party to such an agreement with the Company, then “Good Reason” shall mean a material reduction in the Grantee’s compensation or employment-related benefits, or a material change in the Grantee’s status, working conditions or management responsibilities.  Unless provided otherwise in Grantee’s employment or similar agreement, Grantee’s termination of employment shall not constitute a termination for Good Reason unless Grantee first provides written notice to the Company of the existence of the Good Reason within sixty (60) days following the effective date of the occurrence of the Good Reason, and the Good Reason remains uncorrected by the Company for more than thirty (30) days following such written notice of the Good Reason from Grantee to the Company, and the effective date of Grantee’s termination of employment is within one (1) year following the effective date of the occurrence of the Good Reason.

(c) “Qualifying Termination” shall mean either (i) the termination of the Grantee’s employment by the Company or one of its Subsidiaries without “Cause” (as defined above) or (ii) Grantee’s voluntary termination of employment for “Good Reason” (as defined above).  The date of a Qualifying Termination will be the date that a “separation from service” occurs as such term is defined in Treasury Regulation 1.409A-1(h).”

Section 2.Ratification of Award Agreements.  Each of the Grantees’ Award Agreements, as amended by this Amendment, is hereby ratified and confirmed in all respects and shall remain in full force and effect as amended hereby.

Section 3.Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed, and enforced in accordance with the laws of the State of Maryland without regard to any choice of law principles.

Section 4.Severability.  Each provision of this Amendment shall be considered severable. If for any reason any provision or provisions herein are determined to be invalid, unenforceable, or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

Section 5.Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date first set forth in this Amendment.

COMPANY:

CTO REALTY GROWTH, INC.

By:Name: Title:

Signature Page to

Omnibus Amendment to

Restricted Share Award Agreements of

CTO Realty Growth, Inc.

Exhibit A

[intentionally omitted]

Exhibit A